                        GUARANTEE OF MERRILL LYNCH & CO.
            (SWAP AGREEMENT RELATING TO THE CLASS A-2FL CERTIFICATES)

     FOR VALUE RECEIVED, receipt of which is hereby acknowledged, MERRILL LYNCH
& CO., INC., a corporation duly organized and existing under the laws of the
State of Delaware ("ML & Co."), hereby unconditionally guarantees to ML-CFC
Commercial Mortgage Trust 2006-4 and its successors and permitted assigns (the
"Trust"), the due and punctual payment of any and all amounts payable by MERRILL
LYNCH CAPITAL SERVICES, INC., a corporation organized under the laws of the
State of Delaware ("MLCS"), its successors and permitted assigns, to the extent such successors or permitted assigns are direct or indirect subsidiaries of ML &
Co., under the terms of the ISDA Master Agreement (1992 Multicurrency - Cross
Border) between the Trust and MLCS, dated as of December 12, 2006 relating to the Class A-2FL Certificates (the "Agreement"), including, in case of default, interest on any amount due, when and as the same shall become due and payable, whether on the scheduled payment dates, at maturity, upon declaration of termination or otherwise, according to the terms thereof. In case of the failure of MLCS punctually to make any such payment, ML & Co. hereby agrees to make such payment, or cause such payment to be made, promptly upon demand made by the
Trust to ML & Co.; provided, however that delay by the Trust in giving such demand shall in no event affect ML & Co.'s obligations under this Guarantee.
This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment guaranteed hereunder, in whole or in part, is rescinded or must otherwise be returned by the Trust upon the insolvency, bankruptcy or reorganization of MLCS or otherwise, all as though such payment had not been made.

     If ML & Co. is required by any applicable law, rule or regulation to make any deduction or withholding for or on account of any Tax (as defined below)
from any payments to be made under this Guarantee, ML & Co. shall make such payment without deduction or withholding to the same extent as if ML & Co. was X under Section 2(d) of the Agreement. For purposes of this paragraph and Section
2(d) of the Agreement (i) the terms "Tax" and "Indemnifiable Tax" shall have the meaning assigned to such terms in Section 14 of the Agreement except that references to "the Agreement" therein shall be deemed to be references to "the
Guarantee", (ii) references to Section 3(f), Sections 4(a)(i) and (iii) and
Section 4(d) in Section 2(d) shall be deemed to refer to representations of the
Trust in Part 4(c) of the Agreement and (iii) ML & Co. shall be required to treat as an "Indemnifiable Tax" any Tax that would have constituted an
"Indemnifiable Tax" had the payment in respect of which the Tax is imposed been made by MLCS rather than ML & Co.

     This Guarantee shall be one of payment and not collection. ML & Co. hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Agreement; the absence of any action to enforce the same; any waiver or consent by the Trust concerning any provisions thereof; the rendering of any judgment against MLCS, any right of set-off or counterclaim against amounts payable under the Agreement or any action to enforce the same; or any other circumstances that might otherwise constitute a legal or equitable discharge of a guarantor or a defense of a guarantor. ML & Co. covenants that this guarantee will not be discharged except by complete payment of the amounts payable under the Agreement. This Guarantee shall continue to be effective if MLCS merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist.

     ML & Co. hereby waives diligence; presentment; protest; notice of protest, acceleration, and dishonor; filing of claims with a court in the event of insolvency or bankruptcy of MLCS; all demands whatsoever, except as noted in the first paragraph hereof; and any right to require a proceeding first against
MLCS.

     ML & Co. hereby certifies and warrants that this Guarantee constitutes the valid obligation of ML & Co. and complies with all applicable laws.

     This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

     No amendment, modification or termination of this Guarantee shall be permitted unless Standard and Poor's Rating Services, Inc. has been provided notice of the same and confirms in writing (including by facsimile transmission)
that it will not downgrade, withdraw or otherwise modify its then-current rating of the securities issued in connection with a Securitization (as defined in the
Agreement).

     This Guarantee becomes effective concurrent with the effectiveness of the
Agreement, according to its terms.

     IN WITNESS WHEREOF, ML & Co. has caused this Guarantee to be executed in its corporate name by its duly authorized representative.

                                        MERRILL LYNCH & CO., INC.

                                        By:   /s/ Patricia Kropiewnicki
                                              ----------------------------------
                                              Name: Patricia Kropiewnicki
                                              Title: Designated Signatory

                                        Date: December 11, 2006